Exhibit 10.1

WAIVER NO. 2

Dated as of May 31, 2012

to

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of August 27, 2010

THIS WAIVER NO. 2 (this “Waiver”) is made as of May 31, 2012 (the “Effective Date”) by and among Medical Action Industries Inc., a Delaware corporation (the “Company”), the financial institutions listed on the signature pages hereof as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Amended and Restated Credit Agreement, dated as of August 27, 2010, by and among the Company, the financial institutions from time to time party thereto as Lenders (the “Lenders”) and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has informed the Lenders that an Event of Default is expected to occur as a result of the Company’s failure to comply with Sections 7.13(a) and 7.13(b) of the Credit Agreement with respect to the fiscal quarter of the Company ended March 31, 2012 (such failures, the “Specified Defaults”);

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to waive the Specified Defaults; and

WHEREAS, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows.

1. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive the Specified Defaults; provided that, this Waiver shall cease being effective on the earliest of (i) June 29, 2012, (ii) any date on which the Company shall fail to comply with any of the “Reporting Requirement” (as defined below) set forth below, (iii) any date on which the aggregate Revolving Credit Exposures exceed $21,670,000 and (iv) the occurrence or identification of any Event of Default other than any of the Specified Defaults (such date, the “Waiver Termination Date”). For the avoidance of doubt, (A) on the Waiver Termination Date, unless otherwise agreed to in writing by the Administrative Agent and the Required Lenders, the limited waiver set forth in the preceding sentence shall be automatically revoked, and the Administrative Agent and Lenders shall have all the rights and remedies afforded by the Credit Agreement and the other Loan Documents as if such limited waiver had never been granted and (B) prior to the Waiver Termination Date, for all purposes of the Loan Documents (including, without limitation, Section 5.02 of the Credit Agreement), no Default or Event of Default shall be deemed to have occurred as a result of the Specified Defaults.

2. Reporting Requirements and Amendment to Applicable Margin. (a) Notwithstanding any provision to the contrary in the Credit Agreement or any other Loan Document, the Company shall deliver to the Administrative Agent and each Lender no later than the first Wednesday following the end of each calendar week ending after the date hereof until the Waiver Termination Date, a cash flow projection for the Company for the forthcoming thirteen-week period on a week by week basis, substantially in such form as may be approved from time to time by the Administrative Agent in its sole discretion (such reporting requirement set forth in this Section 2, the “Reporting Requirement”).

(b) On and after the Effective Date, notwithstanding any provision to the contrary in the Credit Agreement or any other Loan Document, the definition of Applicable Margin set forth in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Applicable Margin” shall mean (a) with respect to an Adjusted Libor Loan, 4.00%, (b) with respect to an Alternate Base Rate Loan, 3.00% and (c) with respect to calculation of the unused fee described in Section 3.04(a) hereof, 0.625%.

3. Conditions of Effectiveness. The effectiveness of this Waiver is subject to the conditions precedent that (i) the Administrative Agent shall have received counterparts of (x) this Waiver duly executed by the Company, the Required Lenders and the Administrative Agent, and (y) the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Guarantors and (ii) the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ reasonable and documented out-of-pocket expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Waiver. For the avoidance of doubt, delivery of executed counterparts of this Waiver by the Required Lenders and the Administrative Agent to the Company shall be conclusive evidence that the foregoing conditions precedent have been fully and finally satisfied or waived, and this Waiver has become effective.

4. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof as follows:

(a) This Waiver constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

(c) After giving effect to this Waiver, the representations and warranties of the Company and each Guarantor in the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such earlier date).

5. Cumulative Remedies. Pursuant to the provisions of Section 10.06 of the Credit Agreement, except as set forth herein, neither any failure nor any delay on the part of any Lender, the Administrative Agent or the Issuing Lender in exercising any right, power or privilege under the Credit

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Agreement or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Issuing Lender and the Lenders under the Credit Agreement and under the other Loan Documents are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default or Event of Default at the time. All remedies contained in the Loan Documents or by law as a result of the Specified Defaults are hereby reserved on behalf of the Administrative Agent, the Issuing Lender and the Lenders following the Waiver Termination Date. Neither the Administrative Agent nor any Lender has agreed to waive or forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default (other than, until the Waiver Termination Date, the Specified Defaults), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

6. Release. In further consideration of the execution by the Administrative Agent and the Lenders of this Waiver, the Company and its successors and assigns (collectively, the “Releasors”), hereby confirms that (a) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any of the Lenders, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document and (b) it does not possess and hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Administrative Agent, each of the Lenders, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Releasors, (ii) the Secured Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Company, and (vi) the negotiation, documentation and execution of this Waiver and any documents relating hereto. The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

7. No Implicit Waiver. Except as expressly set forth herein, (i) the execution, delivery and effectiveness of this Waiver shall neither operate as a waiver of any rights, remedies, powers or privileges of the Administrative Agent, the Issuing Lender or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement nor any other Loan Documents and (ii) except as amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its original terms.

8. Reference to and Effect on the Credit Agreement. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

9. Governing Law. This Waiver shall be construed in accordance with and governed by the laws of the State of New York.

10. Headings. Section headings in this Waiver are included herein for convenience

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of reference only and shall not constitute a part of this Waiver for any other purpose.

11. Counterparts. This Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first above written.

MEDICAL ACTION INDUSTRIES INC.,
as the Company

By:	/s/ John Sheffield
Name: John Sheffield
Title: Chief Financial Officer

Signature Page to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Lender and as Administrative Agent

By:	/s/ Alicia Schreibstein
Name: Alicia Schreibstein
Title: Vice President

Signature Page to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.

CITIBANK, N.A.,
as a Lender

By:	/s/ Bernadette M. Walsh
Name: Bernadette M. Walsh
Title: Senior Vice President

Signature Page to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ William Conlan
Name: William Conlan
Title: Vice President

Signature Page to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Steven J. Haas
Name:	Steven J. Haas
Title:	Senior Vice President

Signature Page to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.

EXHIBIT A

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Waiver No. 2, dated as of May 31, 2012 (the “Waiver”), by and among Medical Action Industries Inc., a Delaware corporation (the “Company”), the financial institutions signatory thereto as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), with respect to that certain Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the financial institutions from time to time party thereto as Lenders and the Administrative Agent. Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Waiver and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it, and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Dated: May 31, 2012

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

MAI ACQUISITION CORP.

By:	/s/ John Sheffield
Name:	John Sheffield
Title:	CFO and Director

MEDEGEN NEWCO, LLC

By:	/s/ John Sheffield
Name:	John Sheffield
Title:	Secretary

MEDEGEN MEDICAL PRODUCTS, LLC

By:	/s/ John Sheffield
Name:	John Sheffield
Title:	Managing Member

500 EXPRESSWAY DRIVE SOUTH LLC

By:	/s/ Paul Meringolo
Name:	Paul Meringolo
Title:	Officer

AVID MEDICAL, INC.

By:	/s/ John Sheffield
Name:	John Sheffield
Title:	CFO and Secretary

Consent and Reaffirmation to Waiver No. 2 to

Amended and Restated Credit Agreement

Medical Action Industries Inc.